                                                                    EXHIBIT 10.4



                                LETTER AGREEMENT

                                FEBRUARY 15, 2000


As part of the Assignment and Assumption Agreement of the Right to Receive Sheet Music, it is agreed that Sunhawk.com will pay Eller McConney LLC $1,000,000 subject to the receipt and acceptance of a sufficient number of pages of sheet music. Payment of the $1,000,000 is based on the number of pages received and accepted from Music Production International over a period of five years and is to be paid quarterly in arrears with a maximum principal payment of $200,000 per annum.


Agreed and Accepted,


/s/ Tricia Parks-Holbrook, CFO                    /s/ Mary E. McConney

Sunhawk.com Corporation                           Eller McConney LLC